Exhibit 10.01

MUTUAL RESCISSION OF

NOTE CONVERSION(S) AND

REINSTATEMENT OF DEBT AGREEMENT

This Mutual Rescission of Note Conversion(s) and Reinstatement of Debt Agreement (the “Rescission Agreement” or “Agreement”) is entered into effective this 23rd day of July, 2013 by and between Verity Corp (f/k/a AquaLiv Technologies, Inc.), a Nevada corporation (“Verity”), Silverdale Partners, LP, a Washington state limited partnership (“Silverdale”), Old Sawmill Partners, LLC, a Washington state limited liability company (“Old Sawmill”), Amboy Equities, Inc., a New York corporation (“Amboy”), Fide Management, Inc., a New York corporation (“Fide”), and Virtu Consulting Services, Inc., a New York corporation (“Virtu”). Each of Verity, Silverdale, Old Sawmill, Amboy, Fide, and Virtu shall be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Silverdale entered into an Assignment Agreement dated December 10, 2012 assigning certain debts owed by Verity in the amount of $95,182.16 to Old Sawmill, Amboy, Fide, and Virtu;

WHEREAS, Verity entered into Note Conversion Agreement(s) dated December 10, 2012 (the “Conversion Agreement(s)”) with Old Sawmill, Amboy, Fide, and Virtu;

WHEREAS, the Parties wish to rescind the Conversion Agreement(s) of Amboy, Fide, and Virtu, and reinstate the associated debt of $72,000 back to the books of Verity in the form of a Restated Promissory Note (attached as Exhibit A) for the benefit of Old Sawmill;

WHEREAS, the Parties wish for the 900,000 post-split free trading shares of Verity associated with the rescinded Conversion Agreement(s) of Amboy, Fide, and Virtu be cancelled and returned to the Verity treasury.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties covenant, promise and agree as follows:

AGREEMENT

1.    RESCISSION: Effective on the date hereof, the Conversion Agreement(s) of Amboy, Fide, and Virtu are hereby rescinded in their entirety, and upon the completion of the deliveries set forth in Section 3 below, the obligations of each Party to the other Parties shall be terminated. All agreements entered into as contemplated by the Conversion Agreement(s) are terminated effective on the date hereof.

2.    DEBT REINSTATEMENT: In conjunction with this Rescission Agreement, Verity shall execute and deliver to Old Sawmill a Restated Promissory Note in the amount of $72,000.

3.    DELIVERIES: Within five (5) business days of the execution of this Rescission Agreement, the following shall occur:

(a)    Amboy shall deliver to Verity Three Hundred Thousand (300,000) post-split shares of Verity common stock (the “Verity Shares”), together with a medallion guaranteed stock power, endorsed in blank;

(b)    Fide shall deliver to Verity Three Hundred Thousand (300,000) Verity Shares, together with a medallion guaranteed stock power, endorsed in blank;

(c)    Virtu shall deliver to Verity Three Hundred Thousand (300,000) Verity Shares , together with a medallion guaranteed stock power, endorsed in blank;

(d)    Verity shall deliver to Old Sawmill a Restated Promissory Note in the amount of $72,000, within two (2) business days of the receipt of all of the foregoing Verity Shares and stock powers.

4.    REPRESENTATIONS AND WARRANTIES: Each of the Parties hereby represents, warrants and agrees as follows:

(a)    Each Party has all requisite corporate power and authority to enter into and perform this Rescission Agreement and to consummate the transactions contemplated hereby.

(b)    Each Party hereby agrees to indemnify and defend the other Parties and their directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or a rising out of the actions of an indemnifying party for:

(i)    Any breach of or inaccuracy in representations, warranties or agreements herein;

(ii)    Any action, suit or proceeding based on a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from an indemnifying party or any of its directors or officers.

(c)    The representations, warranties and agreements contained in this Rescission Agreement shall be binding on each Parties’ successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the other Parties.

5.    This Rescission Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

6.    All Parties hereto agree to pay their own costs and attorneys’ fees.

7.    This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Venue for any action brought under this Agreement shall be in the appropriate court in Clark County, Nevada, at the discretion of the Party first bringing the action.

8.    The Parties agree and stipulate that each and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

9.    The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Agreement.

10.    This Agreement, along with the exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

11.    This Agreement may be executed in one or more counter parts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

“VERITY”		“SILVERDALE”

Verity Corp.		Silverdale Partners, LP

/s/ DUANE SPADER		/s/ TERRY STEIN
By:	Duane Spader	By:	Terry Stein
Its:	President / CEO	Its:	Managing Partner

“OLD SAWMILL”		“AMBOY”

Old Sawmill Partners, LLC		Amboy Equities, Inc.

/s/ TERRY STEIN		/s/ RALPH TORRES
By:	Terry Stein	By:	Ralph Torres
Its:	Manager	Its:	President

“FIDE”		“VIRTU”

Fide Management, Inc.		Virtu Consulting Services, Inc.

/s/ MICHAEL MALOKU		/s/ JAMES CHRISTOPHER
By:	Michael Maloku	By:	James Christopher
Its:	President	Its:	President